                                                                   EXHIBIT 4.1

















                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
                           DEFERRED COMPENSATION PLAN










                            EFFECTIVE JANUARY 1, 2001




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                                TABLE OF CONTENTS


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
INTRODUCTION .....................................................................................................1

ARTICLE I - DEFINITIONS...........................................................................................2
         Section 1.1.      "Affiliated Employer"..................................................................2
         Section 1.2.      "Base Compensation"....................................................................2
         Section 1.3.      "Beneficiary" or "Beneficiaries".......................................................2
         Section 1.4.      "Board"................................................................................2
         Section 1.5.      "Change in Control.....................................................................2
         Section 1.6.      "Code".................................................................................3
         Section 1.7.      "Company"..............................................................................3
         Section 1.8.      "Company Matching Contribution Subaccount".............................................3
         Section 1.9.      "Compensation".........................................................................3
         Section 1.10.     "Deferred Compensation Account" or "Account"...........................................3
         Section 1.11.     "Deferred Compensation Agreement"......................................................3
         Section 1.12.     "Disability" or "Disabled".............................................................3
         Section 1.13.     "Eligible Employee"....................................................................4
         Section 1.14.     "Employee".............................................................................4
         Section 1.15.     "401(k) Plan"..........................................................................4
         Section 1.16.     "Incentive Compensation"...............................................................4
         Section 1.17.     "In-Service Distribution Date".........................................................4
         Section 1.18.     "In-Service Distribution Subaccount"...................................................4
         Section 1.19.     "Participant"..........................................................................4
         Section 1.20.     "Participating Employer"...............................................................4
         Section 1.21.     "Plan".................................................................................4
         Section 1.22.     "Plan Year"............................................................................4
         Section 1.23.     "Retirement"...........................................................................4
         Section 1.24.     "Retirement Subaccount"................................................................4
         Section 1.25.     "Termination of Employment"............................................................4
         Section 1.26.     Gender and Number......................................................................5

ARTICLE II - ELIGIBILITY..........................................................................................6
         Section 2.1.      Eligibility............................................................................6
         Section 2.2.      Cessation of Eligibility...............................................................6

ARTICLE III - DEFERRAL ELECTIONS..................................................................................7
         Section 3.1.      Deferred Compensation Agreement........................................................7
         Section 3.2.      Timing of Deferred Compensation Agreement..............................................7
         Section 3.3.      Amount of Deferrals....................................................................8
         Section 3.4.      Deferral Period........................................................................8
         Section 3.5.      Vesting of Retirement and In-Service Distribution Subaccounts..........................9
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ARTICLE IV - COMPANY MATCHING CONTRIBUTIONS......................................................................10
         Section 4.1.      Eligibility for Company Matching Contribution.........................................10
         Section 4.2.      Amount of Matching Contribution.......................................................10
         Section 4.3.      Company Matching Contribution Subaccount..............................................11
         Section 4.4.      Vesting of Company Matching Contribution Account......................................11
         Section 4.5.      Payment of Company Matching Contribution Subaccount...................................11

ARTICLE V - DEFERRED COMPENSATION ACCOUNT........................................................................12
         Section 5.1.      Establishment of Deferred Compensation Accounts and Subaccounts.......................12
         Section 5.2.      Contributions to and Distributions From Deferred Compensation Accounts................12
         Section 5.3.      Selection of Investment Vehicle.......................................................12
         Section 5.4.      Adjustment of Deferred Compensation Account...........................................13

ARTICLE VI - BENEFIT PAYMENTS....................................................................................14
         Section 6.1.      Payment of Retirement Subaccount......................................................14
         Section 6.2.      Payment of In-Service Distribution Subaccount.........................................14
         Section 6.3.      Payment of Company Matching Contribution Subaccount...................................14
         Section 6.4.      Small Benefit.........................................................................15
         Section 6.5.      Benefit Payments Upon Death...........................................................15
         Section 6.6.      Distribution of Taxable Amounts.......................................................15

ARTICLE VII - ADMINISTRATION OF THE PLAN.........................................................................16
         Section 7.1.      Plan Administration...................................................................16
         Section 7.2.      General Powers of Administration......................................................16

ARTICLE VIII - AMENDMENT OR TERMINATION..........................................................................17
         Section 8.1.      Amendment or Termination..............................................................17
         Section 8.2.      Effect of Amendment or Termination....................................................17

ARTICLE IX - GENERAL PROVISIONS..................................................................................18
         Section 9.1.      Payment of Benefits from General Assets; Unsecured Creditor Status for
                           Participants..........................................................................18
         Section 9.2.      No Guarantee of Benefits..............................................................18
         Section 9.3.      No Enlargement of Employee Rights.....................................................18
         Section 9.4.      Spendthrift Provision.................................................................18
         Section 9.5.      Incapacity of Recipient...............................................................18
         Section 9.6.      Corporate Successors..................................................................19
         Section 9.7.      Unclaimed Benefits....................................................................19
         Section 9.8.      Limitations on Liability..............................................................19
         Section 9.9.      Tax Withholding and Reporting.........................................................20
         Section 9.10.     Liability for Payment.................................................................20
         Section 9.11.     Plan Expenses.........................................................................20
         Section 9.12.     Applicable Law........................................................................20
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ARTICLE X - CLAIMS PROCEDURE.....................................................................................21
         Section 10.1.     Review of Application for Benefits....................................................21
         Section 10.2.     Review of Denied Claim................................................................21
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                                      iii

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                                  INTRODUCTION


     This Boston Private Financial Holdings, Inc. Deferred Compensation Plan (the "Plan") is adopted effective January 1, 2001, with respect to compensation earned on or after that date.

     The purpose of this Plan is to provide incentive and reward to certain employees of Boston Private Financial Holdings, Inc. (the "Company") and its subsidiaries who contribute to the long-term success of the Company.

     The Plan shall be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 210(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     Accordingly, the Company hereby adopts the Plan pursuant to the terms and provisions set forth below.



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                            ARTICLE I - DEFINITIONS
                         -----------------------------

     Whenever used herein the following terms shall have the meanings hereinafter set forth:

     SECTION 1.1. "AFFILIATED EMPLOYER" means any corporation, trust, association, enterprise or other entity which is:

          (a) required to be considered, together with the Company, as one employer pursuant to the provisions of Sections 414(b), 414(c), 414(m) or 414(o) of the Code; or

          (b) which is designated an Affiliated Employer by the Company.

     The term "Affiliated Employer" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests in (a) above, or the date it is designated an Affiliated Employer pursuant to (b) above, whichever is applicable.

     SECTION 1.2. "BASE COMPENSATION" means a Participant's base annual salary from a Participating Employer before any pre-tax salary reductions in a Code
Section 125 or 401 (k) plan.

     SECTION 1.3. "BENEFICIARY" OR "BENEFICIARIES" means the individual or individuals last designated by the Participant on a Beneficiary Designation Form filed with the Company to receive the value of the Participant's Deferred Compensation Account in the event of a Participant's death prior to Retirement or Termination of Employment.

     SECTION 1.4. "BOARD" means the Board of Directors of the Company or a duly appointed committee thereof.

     SECTION 1.5. "CHANGE IN CONTROL." A "Change in Control" shall be deemed to have occurred in any one of the following events:

          (a) any "person" (as such term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act")) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan or trust of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act), directly or indirectly, of securities of the Company representing at least twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities;

          (b) persons who, as of January 1, 2001, constituted the Company's Board (the "Incumbent Board") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least

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     a majority of the Board of Directors of the Company, provided that any person becoming a director of the Company subsequent to January 1, 2001, whose election or nomination for election was approved by at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Section 1.5, be considered a member of the Incumbent Board; or

          (c) the stockholders of the Company shall approve (i) any consolidation or merger of the Company or its subsidiaries where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any),
     (ii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (iii) any plan or proposal for the liquidation or dissolution of the Company.

     SECTION 1.6. "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     SECTION 1.7. "COMPANY" means Boston Private Financial Holdings Inc. or, to the extent provided in Section 9.6 below, any successor entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

     SECTION 1.8. "COMPANY MATCHING CONTRIBUTION SUBACCOUNT" means the portion of a Participant's Deferred Compensation Account established in accordance with
Section 4.3 of the Plan.

     SECTION 1.9. "COMPENSATION" means a Participant's Base Compensation and Incentive Compensation.

     SECTION 1.10. "DEFERRED COMPENSATION ACCOUNT" OR "ACCOUNT" means the account established in the name of a Participant pursuant to Section 5.1 of the Plan which reflects the Participant's entire interest in the Plan, and which includes the Participant's Company Matching Contribution Subaccount, Retirement Subaccount, and In-Service Distribution Subaccount(s).

     SECTION 1.11. "DEFERRED COMPENSATION AGREEMENT" means the written compensation deferral agreement entered into by a Participant with the Company pursuant to the Plan.

     SECTION 1.12. "DISABILITY" OR "DISABLED" means that the Participant is considered totally disabled under the terms of the Participating Employer's Long Term Disability Plan or any successor plan. If no such plan is in effect, then disability means a medically determinable physical or mental impairment that has existed for at least six months and that is likely to result in death or to be of long-continued and indefinite duration, and which prevents an individual from engaging in any substantial gainful activity.

     SECTION 1.13. "ELIGIBLE EMPLOYEE" means an Employee who meets the eligibility requirements of Section 2.1. An individual will cease to be an Eligible Employee on the date the Board so determines, in accordance with
Section 2.2 of the Plan.

     SECTION 1.14. "EMPLOYEE" means an individual who is an employee of a Participating Employer.

     SECTION 1.15. "401(k) PLAN" means the 401(k) Plan adopted by a Participating Employer.

     SECTION 1.16. "INCENTIVE COMPENSATION" means bonuses payable under the Performance Bonus Plan and any similar short term bonus plan of a Participating Employer, before any pre-tax salary reductions in a Code Section 125 or 401(k) plan.

     SECTION 1.17. "IN-SERVICE DISTRIBUTION DATE" means the date selected by the Participant in his or her Deferred Compensation Agreement for the commencement of payment of an In-Service Distribution Subaccount.

     SECTION 1.18. "IN-SERVICE DISTRIBUTION SUBACCOUNT" means the portion of a Participant's Deferred Compensation Account established in accordance with
Section 3.4(c) of the Plan.

     SECTION 1.19. "PARTICIPANT" means each Eligible Employee and each individual who has an Account under the Plan but who is no longer an Eligible Employee.

     SECTION 1.20. "PARTICIPATING EMPLOYER" means the Company and any other Affiliated Company that adopts the Plan with the permission of the Company.

     SECTION 1.21. "PLAN" means this Boston Private Financial Holdings, Inc. Deferred Compensation Plan.

     SECTION 1.22. "PLAN YEAR" means the calendar year.

     SECTION 1.23. "RETIREMENT" means that the Participant is considered retired under the terms of a pension or profit-sharing plan qualified under Section 401
(a) of the Code maintained by the Company or an Affiliated Employer. If no such plan is in effect, then Retirement means the Participant's termination of employment with the Company, or an Affiliated Employer, upon or after attaining age 62. A Participant who is Disabled shall for purposes of this Plan be deemed to have retired as of the date of Disability, such date to be determined in the sole discretion of the Company.

     SECTION 1.24. "RETIREMENT SUBACCOUNT" means the portion of a Participant's Deferred Compensation Account established in accordance with Section 3.4(b) of the Plan.

     SECTION 1.25. "TERMINATION OF EMPLOYMENT" means termination of a Participant's employment with the Company and all Affiliated Employers for reasons other than death, Disability, or Retirement.

     SECTION 1.26. GENDER AND NUMBER. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                            ARTICLE II - ELIGIBILITY
                            -----------------------

     SECTION 2.1. ELIGIBILITY.

     An individual is eligible to participate in the Plan if he or she: (i) is an Employee, and (ii) is determined by the Board, in its sole discretion, to be a key executive, and (iii) is selected by the Board to participate in this Plan.

     SECTION 2.2. CESSATION OF ELIGIBILITY.

     An Eligible Employee shall become ineligible to participate on the date such individual no longer satisfies the requirements of Section 2.1, as determined solely in the discretion of the Board. An Employee's eligibility to participate in the Plan with respect to any particular Plan Year does not guarantee continued eligibility to participate in any future Plan Year.

     In the event an individual's status changes from Eligible Employee to ineligible Employee during a Plan Year, deferrals, if any, shall continue for the balance of such Plan Year in accordance with the individual's Deferred Compensation Agreement to the extent the Participant continues to receive Compensation from a Participating Employer in such Plan Year.

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                        ARTICLE III - DEFERRAL ELECTIONS
                      ------------------------------------

     SECTION 3.1. DEFERRED COMPENSATION AGREEMENT.

     An Eligible Employee may elect to defer a portion of his or her Compensation by entering into a Deferred Compensation Agreement with a Participating Employer pursuant to the rules set forth in this Article III. The Deferred Compensation Agreement shall be made on a form supplied by the Company and shall be filed with the Company's Human Resources Department. A Deferred Compensation Agreement shall become effective only if the Company determines that such Agreement complies with the rules of the Plan and the Company accepts and approves the Agreement.

     The foregoing notwithstanding, a Participant's deferrals of Compensation under the Plan shall be suspended for any period of time required by Treasury Regulation 1.401(k)1(d)(2)(iv)(B)(4) in the event the Participant receives a hardship distribution from the 401(k) Plan.

     SECTION 3.2. TIMING OF DEFERRED COMPENSATION AGREEMENT.

          (a) DEFERRALS OF BASE COMPENSATION. An Eligible Employee may enter into a Deferred Compensation Agreement with respect to his Base Compensation prior to January 1 of each Plan Year. The Deferred Compensation Agreement shall apply to Base Compensation earned in the immediately following Plan Year, and shall be irrevocable. Deferrals of Base Compensation shall remain in effect for each subsequent Plan Year until the Eligible Employee enters into a new Deferred Compensation Agreement.

          (b) DEFERRALS OF INCENTIVE COMPENSATION. An Eligible Employee may enter into a Deferred Compensation Agreement with respect to Incentive Compensation prior to October 1 of the Plan Year prior to which the Incentive Compensation would otherwise be paid. Such deferral election shall be irrevocable. Deferrals of Incentive Compensation shall be made only pursuant to a new Deferred Compensation Agreement which applies with respect to such subsequent year.

          (c) RULES FOR NEWLY ELIGIBLE EMPLOYEES. Notwithstanding (a) and (b) above, an Employee who first becomes an Eligible Employee after the annual enrollment period for a Plan Year may enter into a Deferred Compensation Agreement no later than 30 days, or such other period as the Company may designate, after he or she becomes eligible. For the Plan Year in which such Employee first becomes eligible, the Deferred Compensation Agreement
     (i) shall apply with respect to Base Compensation earned after the pay period that the Deferred Compensation Agreement is executed and (ii) shall not apply to Incentive Compensation paid in such Plan Year. For Plan Years beginning after the Employee first becomes eligible, the rules set forth in
     (a) and (b) above shall apply.

     SECTION 3.3. AMOUNT OF DEFERRALS.

          (a) FROM BASE COMPENSATION. An Eligible Employee may elect to defer up to 25% of his or her Base Compensation, in increments of 1%.

          (b) FROM INCENTIVE COMPENSATION. An Eligible Employee may elect to defer up to 100% of his or her Incentive Compensation, in increments of 5%.

     A Deferral Election may be automatically reduced if the Company determines that such action is necessary to meet Federal or State tax withholding obligations.

     SECTION 3.4. DEFERRAL PERIOD.

          (a) GENERAL. At the time an Eligible Employee defers Compensation pursuant to a Deferred Compensation Agreement for a Plan Year, the individual must specify a distribution date applicable to such deferrals. The Eligible Employee may elect to defer Compensation for a Plan Year to Retirement, as set forth in Section 3.4(b) below, and/or to an In-Service Distribution Date, as set forth in Section 3.4(c) below. A Participant may make separate elections with respect to deferrals of Base Compensation described in Section 3.2(a) of the Plan and deferrals of Incentive Compensation described in Section 3.2(b) of the Plan.

          (b) DEFERRALS TO RETIREMENT. An Eligible Employee may irrevocably elect in his or her Deferred Compensation Agreement to defer Compensation to Retirement. The Company shall establish a Retirement Subaccount on behalf of each Eligible Employee representing Compensation deferred to Retirement, and earnings thereon. Payments from Retirement Subaccounts shall be made at such time and in such manner as provided in Section 6.1.

          (c) DEFERRALS TO AN IN-SERVICE DISTRIBUTION DATE. An Eligible Employee may irrevocably elect in his or her Deferred Compensation Agreement to defer Compensation to an In-Service Distribution Date. Deferrals to an In-Service Distribution Date shall be subject to the following requirements:

               (i) IN-SERVICE DISTRIBUTION DATE. The In-Service Distribution Date must be a date at least two full calendar years after the date of such Deferred Compensation Agreement.

               (ii) IN-SERVICE DISTRIBUTION SUBACCOUNT. The Company shall establish an In-Service Distribution Subaccount within the Eligible Employee's Deferred Compensation Account to which deferrals relating to a particular In-Service Distribution Date, and earnings thereon, shall be credited.

     Once an In-Service Distribution Subaccount is established a Participant may elect in subsequent Deferred Compensation Agreements to defer additional Compensation to such Subaccount, up to and including the third calendar year prior to the calendar year containing the In-Service Distribution Date.

               (iii) LIMITS. A Participant may have no more than one In-Service Distribution Subaccount active at any time. An In-Service Distribution Subaccount which may no longer accept deferrals, but is pending distribution, shall not be considered "active" for this purpose.

               (iv) PAYMENTS. Payments from In-Service Distribution Subaccounts shall be made at such time and in such manner as provided in Section 6.1.

     SECTION 3.5. VESTING OF RETIREMENT AND IN-SERVICE DISTRIBUTION SUBACCOUNTS.

     Participants are fully vested in their Retirement Subaccount and In-Service Distribution Subaccount(s).

                  ARTICLE IV - COMPANY MATCHING CONTRIBUTIONS
                ------------------------------------------------

     SECTION 4.1. ELIGIBILITY FOR COMPANY MATCHING CONTRIBUTION.

     An individual shall be eligible for a Company Matching Contribution under this Article IV for a Plan Year only if such individual has made the maximum elective deferrals to the 401(k) Plan permitted under Section 402(g) of the Code for such Plan Year, or has made the maximum elective deferral permitted under the terms of the 401(k) Plan for such Plan Year, or such individual's compensation taken into account under the 401(k) Plan was limited by Code
Section 401(a)(17) for such Plan Year, or such individual's contributions to the 401(k) Plan were limited by Code Section 415 for such Plan Year.

     SECTION 4.2. AMOUNT OF MATCHING CONTRIBUTION.

          (a) GENERAL. A Participant's Company Matching Contribution for such Plan Year shall be determined in accordance with the following procedure, and as illustrated in Exhibit l:

     Step One:    Determine the Participant's Base Compensation for such Plan
                  Year.
     Step Two:    Determine the maximum percentage of a Participant's
                  compensation which is eligible for employer matching
                  contributions under the 401(k) Plan for such Plan Year.*
     Std Three:   Multiply Step One by Step Two.
     Step Four:   Determine the Participant's total deferrals of annual base salary to the 401(k) Plan in such Plan Year.
     Step Five:   Determine the Participant's total deferrals of Base
                  Compensation pursuant to Section 3.3 of this Plan for the
                  Plan Year.
     Step Six:    Add Step Four and Step Five.
     Step Seven:  Determine the lesser of Step Three and Step Six.
     Step Eight:  Multiple Step Seven by the rate of employer matching contributions under the 401(k) Plan for such Plan Year.*
     Step Nine:   Determine the employer matching contributions allocated to the
                  Participant's 401(k) Plan account for such Plan Year.
     Step Ten:    Subtract Step Nine from Step Eight.

*For example, if a 401(k) plan matches employee contributions up to 6% of compensation on a dollar for dollar basis, 6% would be used in Step Five and 100% would be used in Step Eight.

          (b) SPECIAL RULE FOR RINET CORPORATION. The Company Matching Contribution for a Plan Year for eligible Participants employed by RINET Corporation shall not be determined under Section 4.2(a) but shall instead be determined in accordance with this Section 4.2(b). The Company Matching Contribution for any such individual shall equal 3% of (i) minus (ii) where
     (i) is the Participant's Base Compensation for such Plan Year and (ii) is the Code Section 401(a)(17) compensation limit for such Plan Year.

          (c) ADDITIONAL MATCHING, CONTRIBUTION. The Company shall have the discretion to make an additional Company Matching Contribution on behalf of an eligible Participant in any Plan Year to the extent the Company deems such contribution necessary to satisfy the intent of the Plan.

          (d) NONDUPLICATION OF MATCH. It is intended that there be no duplication of Company Matching Contributions under this Plan and the 401(k) Plan. The Company shall have the absolute discretion to reduce a Company matching contribution under this Plan in order to effectuate this intent.

     SECTION 4.3. COMPANY MATCHING CONTRIBUTION SUBACCOUNT.

     The Company shall establish a Company Matching Contribution Subaccount on behalf of each Eligible Employee to which Company Matching Contributions, and earnings thereon, shall be allocated.

     SECTION 4.4. VESTING OF COMPANY MATCHING CONTRIBUTION ACCOUNT.

     A Participant shall vest in his or her Company Matching Contribution Account at the same time and at the same rate as under the Boston Private Bank and Trust Company 401(k) Plan. The foregoing notwithstanding, a Participant's Company Matching Contribution Subaccount shall be fully vested upon the earliest to occur of the following: (a) the Participant's death or Retirement, (b) a Change in Control, and (3) termination of the Plan in accordance with Section 8.1.

     SECTION 4.5. PAYMENT OF COMPANY MATCHING CONTRIBUTION SUBACCOUNT.

     Vested Company Matching Contribution Subaccounts shall be paid at such time and in such manner as provided in Section 6.3.

                   ARTICLE V - DEFERRED COMPENSATION ACCOUNT
                -----------------------------------------------

     SECTION 5.1. ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNTS AND
SUBACCOUNTS.

     The Company shall establish and maintain for each Participant a hypothetical account called the Deferred Compensation Account. Such Account shall be segregated from the other accounts on the books and records of the Company as an unfunded and unsecured liability of the Company to the Participant. Subaccounts shall be maintained as determined necessary by the Company. Accounts and subaccounts are maintained strictly for accounting purposes and do not represent separate funding of the benefits under the Plan. Any reference to "contributions to" or "payments from" Participant Accounts, or similar phrases, are for convenience only and do not reflect any separate funding of the benefits under the Plan.

     SECTION 5.2. CONTRIBUTIONS TO AND DISTRIBUTIONS FROM DEFERRED COMPENSATION ACCOUNTS.

     The Company shall credit to each Participant's Account an amount equal to the percentage of such Participant's Base Compensation and Incentive Compensation which he or she has elected to defer on a timely-filed Deferred Compensation Agreement. Such deferrals shall be credited as of the date the Participant would have received such amount if not for the Participant's deferral election.

     The Company shall credit to a Participant's Account an amount equal to the Company Matching Contribution to which he or she is entitled under
Article IV of the Plan. Company Matching Contributions will be credited to the Participant's Account as soon as administratively practicable after the end of each Plan Year.

     Any distribution with respect to a Deferred Compensation Account shall be charged to such Account as of the date the distribution is made by the Company or the trustee of any Rabbi Trust established for the Plan.

     SECTION 5.3. SELECTION OF INVESTMENT VEHICLE.

     Each Participant shall specify, in such manner as prescribed by the Company, the allocation of his or her Account among investment indices available under the Plan. To the extent permitted by the Company, a Participant may make separate investment allocations with respect to his or her Retirement and In-Service Distribution Subaccounts.

     The Participant's investment allocation with respect to his or her Retirement Subaccount shall also apply to the Participant's Company Matching Contribution Subaccount. An individual's selection of an investment index will have no bearing on the actual investment or segregation of Company assets, but will be used as the basis for making adjustments to such individual's Account as described below in Section 5.4 of the Plan. A Participant can change his or her investment index or indices at such time, and in such manner, as determined by the Company. The Company may change the investment indices available under the Plan at any time in its absolute discretion.

     SECTION 5.4. ADJUSTMENT OF DEFERRED COMPENSATION ACCOUNT.

         As of the last day of each calendar month, and at such other times as determined in the sole discretion of the Company, a Participant's Deferred Compensation Account shall be credited with deemed net income, gain and loss, including deemed net unrealized gain and loss, based on the hypothetical investment directions made by the Participant in accordance with Section 5.3. Such earnings will continue to accrue during any period in which installments are paid pursuant to Article VI.

                         ARTICLE VI - BENEFIT PAYMENTS
                       ----------------------------------

     SECTION 6.1. OF RETIREMENT SUBACCOUNT.

          (a) PAYMENT UPON RETIREMENT. Payment from a Participant's Retirement Subaccount shall be made, or shall commence, as soon as administratively practicable following the Participant's Retirement in the form elected by the Participant in his or her Deferred Compensation Agreement. The available forms of payment at Retirement are as follows:

          (i) LUMP SUM. A single lump sum payment.

          (ii) INSTALLMENT PAYMENTS. Payments ten (10) to twenty (20) years. Installment payments are re-amortized over the remaining payout period as of December 31 of each Plan Year for the following Plan Year. Installment payments may be made quarterly or at such other frequency as determined by the Company in its sole discretion.

     A Participant may change his or her election regarding the form of payment at Retirement provided the change is received by the Company, on a form prescribed by the Company, at least thirteen months prior to the Participant's Retirement.

          (b) PAYMENT UPON TERMINATION OF EMPLOYMENT. In the event of Termination of Employment, a Participant's Retirement Subaccount shall be paid in a single lump sum. Payments shall be made as soon as administratively practicable after the Participant's Termination of Employment.

     SECTION 6.2. PAYMENT OF IN-SERVICE DISTRIBUTION SUBACCOUNT.

     A Participant's In-Service Distribution Subaccount shall be paid in a single lump sum. Payment shall be made as soon as administratively practicable after the earlier of (a) the Participant's In-Service
Distribution Date, or (b) the date the Participant terminates employment for any reason other than Retirement.

     The foregoing notwithstanding, if a Participant's Retirement occurs prior to the Participant's In-Service Distribution Date with respect to an In-Service Withdrawal Subaccount, the balance of such Subaccount shall be paid in a lump sum or in installments as elected by the Participant for distribution of his or her Retirement Subaccount. Payment shall be made or shall commence as soon as administratively practicable after the Participant's Retirement.

     SECTION 6.3. PAYMENT OF COMPANY MATCHING CONTRIBUTION SUBACCOUNT.

          (a) PAYMENT UPON TERMINATION OF EMPLOYMENT. In the event of Termination of Employment, the vested portion of the Participant's Company Matching Contribution Subaccount shall be paid in a single lump sum and the nonvested portion shall be forfeited. Payment shall be made as soon as administratively practicable after the Participant's Termination of Employment.

          (b) PAYMENT UPON RETIREMENT. A Participant's Company Matching Contribution Subaccount shall be paid at the same time, and in the same form, as the Participant's Retirement Subaccount, as elected by the Participant pursuant to Section 6.1(a) of the Plan.

     SECTION 6.4. SMALL BENEFIT.

     Notwithstanding any election made by the Participant, the Company, in its sole discretion, may direct that payment of any benefit be made in the form of a single lump sum the if the dollar value of the vested Account balance is less than $100,000. If the sum of each installment payment is less than $1,000, the Company may, in its sole discretion, elect to shorten the benefit payment period to ensure that such installment payments will not be less than $1,000.

     SECTION 6.5. BENEFIT PAYMENTS UPON DEATH.

     In the event of the death of a Participant benefits being paid in the form of installments shall cease, and a death benefit shall be paid to the Participant's Beneficiary(ies). The benefit payable to the Participant's Beneficiary(ies) shall be one-hundred percent (100%) of the vested balance of such Participant's Deferred Compensation Account. The benefit shall be paid in a single lump sum as soon as administratively practicable after the Participant's date of death. If a Participant has not designated a Beneficiary, or if no designated Beneficiary is living on the date of death, the death benefit shall be paid to the Participant's spouse. If such individual's spouse is not then living or the Participant is unmarried at the time of death, then the death benefit shall be paid to the Participant's estate.

     SECTION 6.6. DISTRIBUTION OF TAXABLE AMOUNTS.

     Notwithstanding the foregoing provisions of this Article VI, in the event any Participant or Beneficiary is determined to be subject to federal income tax on any amount credited to the Participant's Account prior to the time payment is otherwise due hereunder, the entire amount determined to be so taxable shall be paid from the Participant's Account by the Company to such Participant or Beneficiary. Any amount to the credit of a Participant's Account shall be determined to be subject to federal income tax upon the earlier of:

          (a) determination by the Internal Revenue Service addressed to the Participant or Beneficiary which is not appealed; or

          (b) a final determination by the United States Tax Court or any other Federal Court affirming any such determination by the Internal Revenue Service that amounts credited to a Participant's Account are subject to federal income tax.

                    ARTICLE VII - ADMINISTRATION OF THE PLAN
                  --------------------------------------------

     SECTION 7.1. PLAN ADMINISTRATION.

     The Plan shall be administered by the Company which shall act through its Board of Directors. The Company shall have the right to make such rules and regulations as it deems appropriate for the efficient administration of the Plan, to construe and interpret the Plan, to decide all questions of eligibility, and to determine the amount and time of payment of awards hereunder to the fullest extent provided by law and in its sole discretion; any interpretations or decisions so made will be conclusive and binding on all persons having any interest in the Plan.

     SECTION 7.2. GENERAL POWERS OF ADMINISTRATION.

     The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan. The Company will have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Company's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan:

          (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including the establishment of any claims procedures that may be required by applicable provisions of law;

          (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

          (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

          (d) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and

          (e) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing.

                    ARTICLE VIII - AMENDMENT OR TERMINATION
                   ------------------------------------------

     SECTION 8.1. AMENDMENT OR TERMINATION.

     The Company reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable.

     The Company (or a Participating Employer with respect to its Participants) may partially terminate the Plan by refusing to accept any additional Deferred Compensation Agreements and/or by ending the grant of Awards. The Plan shall otherwise continue to operate in accordance with its terms.

     The Company (or a Participating Employer with respect to its Participants) may completely terminate the Plan. Notwithstanding any provision of this Plan to the contrary, in the event of complete termination, the Plan (or the portion of the Plan applicable to a withdrawing Participating Employer) shall cease to operate, and the Company shall pay out to each Participant (or the Beneficiary of a deceased Participant) his or her Account balance in quarterly installments over a three (3)-year period, as if the Participant had retired as of the effective date of the complete termination. In the Company's sole discretion, the Company may instead pay each Participant and Beneficiary his or her Account balance in a lump sum.

     SECTION 8.2. EFFECT OF AMENDMENT OR TERMINATION.

     No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Deferred Compensation Account held hereunder as of the effective date of such amendment or termination.

                        ARTICLE IX - GENERAL PROVISIONS
                      ------------------------------------

     SECTION 9.1. PAYMENT OF BENEFITS FROM GENERAL ASSETS; UNSECURED CREDITOR STATUS FOR PARTICIPANTS.

     All benefits payable under this Plan to or on behalf of Participants shall be paid from the general assets of the Company or of a Participating Employer. The Company shall not be required to set aside any funds to discharge its obligations hereunder, but the Company may set aside such funds if it chooses to do so. Any setting aside of amounts, or acquisition of any insurance policy or any other asset, by the Company (or other Participating Employer) with which to discharge its obligations hereunder in trust or otherwise, shall not be deemed to create any beneficial ownership interest in any Employee, Participant, or Beneficiary, and legal and equitable title to any funds so set aside shall remain in the Company (or the other Participating Employer), and any recipient of benefits hereunder shall have no security or other interest in such funds. The rights of the Participant and his Beneficiary(ies) under this Plan shall be no greater than the rights of a general unsecured creditor of the Company. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Participating Employers, present and future. Any Deferred Compensation Account established for a Participant under this Plan shall be hypothetical in nature and shall be maintained for recordkeeping purposes only.

     SECTION 9.2. NO GUARANTEE OF BENEFITS.

     Nothing contained in the Plan shall constitute a guarantee by the Company, Participating Employer, or any other person or entity that the assets of the Company will be sufficient to pay any benefits hereunder.

     SECTION 9.3. NO ENLARGEMENT OF EMPLOYEE RIGHTS.

     No Participant shall have any right to receive a benefit payment under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company or other Participating Employer.

     SECTION 9.4. SPENDTHRIFT PROVISION.

     No interest of any person in the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit payment be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

     SECTION 9.5. INCAPACITY OF RECIPIENT.

     If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

     SECTION 9.6. CORPORATE SUCCESSORS.

     The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Article VIII.

     SECTION 9.7. UNCLAIMED BENEFITS.

     Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant's Deferred Compensation Account may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefits shall be irrevocably forfeited.

     SECTION 9.8. LIMITATIONS ON LIABILITY.

     Notwithstanding any of the preceding provisions of the Plan, neither the Participating Employers, nor any individual acting as employee or agent of the Participating Employers, shall be liable to any Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan. The Participating Employers do not in any way guarantee any Participant's Deferred Compensation Account against loss or depreciation, whether caused by poor investment performance, insolvency of a deemed investment or by any other event or occurrence. In no event shall the employees, officers, directors, or stockholders of the Participating Employers be liable to any individual or entity on account of any claim arising by reason of the Plan provisions or any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to the Plan or any credit or payment hereunder.

     Any payment made in good faith in accordance with provisions of the Plan shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

     SECTION 9.9. TAX WITHHOLDING AND REPORTING.

     The Company shall have the right to deduct any required withholding taxes from any payment made under the Plan. The Participating Employers shall not be obligated to pay, or reimburse the Participant or Beneficiary for, any income or other taxes or penalties that may be imposed on the Participant or Beneficiary as a result of this Plan by the Internal Revenue Service or any state or other taxing authority.

     SECTION 9.10. LIABILITY FOR PAYMENT.

     Anything in the Plan to the contrary notwithstanding, each Participating Employer shall be liable for payments due under this Plan which are based upon its Employees' participation in the Plan. In the event that is payment due hereunder is based upon participation in the Plan during employment with two or more participating Employers, each such Participating Employer's share of the liability will be based on amounts credited and earnings accrued while the Participant was employed with each such participating Employer. In the event a payment is made under this Plan by the Company on behalf of another Participating Employer's employee, the Company shall be entitled to reimbursement from such Participating Employer.

     SECTION 9.11. PLAN EXPENSES.

     The Company shall have the option to require the Plan to bear the costs incident to the Plan's operation. If the Company requires that the Plan bear any such costs, each Participant's Account shall be debited its proportionate share of such costs, in accordance with rules adopted by the Company and uniformly applied to all Participants. To the extent the Company does not exercise the option to require the Plan to bear the costs incident to the Plan's operation, each Participating Employer shall pay a pro-rata portion of such costs, in the manner prescribed by the Company.

     SECTION 9.12. APPLICABLE LAW.

     The Plan shall be construed and administered under the laws of the Commonwealth of Massachusetts.

                          ARTICLE X - CLAIMS PROCEDURE
                       ----------------------------------

     SECTION 10.1. REVIEW OF APPLICATION FOR BENEFITS.

     The Company shall notify a Participant (or, if applicable, a Beneficiary) in writing, within 90 days of the receipt of a written application for benefits, of such Participant's or Beneficiary's eligibility or ineligibility for benefits under this Plan.

     SECTION 10.2. REVIEW OF DENIED CLAIM.

     If the Company determines that a Participant or Beneficiary is not eligible for any benefits or for full benefits, the notice described in Section 10.1 shall set forth the following:

          (a) the specific reasons for such denial;

          (b) a specific reference to the provisions of this Plan on which the denial is based;

          (c) a description of any additional information or material necessary for the claimant to perfect a claim and a description of why it is needed; and

          (d) an explanation of the Plan's claim review procedure and other appropriate information as to the steps to be taken if the Participant or Beneficiary wishes to have the claim reviewed.

     The Participant or Beneficiary shall have the right to review pertinent documents. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Participant or Beneficiary of the special circumstances and the date by which a decision is expected to be made and may extend the time for up to an additional 90 days.

     If a Participant or Beneficiary is determined by the Company to be ineligible for benefits, or if the Participant or Beneficiary believes that he or she is entitled to greater or different benefits, the Participant or Beneficiary shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within 60 days after receipt of the notice issued by the Company. Such petition shall state the specific reasons the Participant or Beneficiary believes he or she is entitled to greater or different benefits. Within 60 days after receipt by the Company of such petition, the Company shall afford the Participant or Beneficiary an opportunity to present his or her position to the Company orally or in writing. The Company shall notify the Participant or Beneficiary of this its decision in writing within the 60-day period, stating specifically the basis of its decision written in a manner calculated to be understood by the Participant or Beneficiary and the specific provisions of this Plan on which the decision is based. If, because of the need for a hearing, the 60-day period is not sufficient, such period may be extended for up to another 60 days, but notice of this extension must be given to the Participant or Beneficiary within the first 60-day period.